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EXHIBIT A

                         AGREEMENT AND PLAN OF MERGER
                               (the "Agreement")


                                by and between


                            PAMRAPO BANCORP, INC.,
                            a Delaware corporation
                             ("Pamrapo Delaware")


                                      AND


                            PAMRAPO BANCORP, INC.,
                           a New Jersey corporation
                            ("Pamrapo New Jersey")



                   Dated as of the ___ Day of ________, 2000




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     Pamrapo Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capitalization of 10,000,000 shares, consisting of 3,000,000 shares of Preferred Stock, par value $.01 per share, and 7,000,000 shares of Common Stock, par value $.01 per share. The address of its principal office is 611 Avenue C, Bayonne, New Jersey 07002.

     Pamrapo New Jersey is a corporation duly organized and existing under the laws of the State of New Jersey and has an authorized capitalization of 10,000,000 shares, consisting of 3,000,000 shares of Preferred Stock, par value $.01 per share, and 7,000,000 shares of the Common Stock of which are currently outstanding and are held by Pamrapo Delaware. Pamrapo New Jersey is the wholly-owned subsidiary of Pamrapo Delaware. The address of its principal office is 611 Avenue C, Bayonne, New Jersey 07002.

     The respective Boards of Directors of Pamrapo Delaware and Pamrapo New Jersey have determined that, for the purpose of effecting the reincorporation of Pamrapo Delaware in the State of New Jersey, it is advisable and to the advantage of such two corporations that Pamrapo Delaware merge with and into Pamrapo New Jersey upon the terms and conditions herein provided.

     The respective Boards of Directors of Pamrapo New Jersey and Pamrapo Delaware have approved this Agreement and the Boards of Directors of Pamrapo New Jersey and Pamrapo Delaware have directed that this Agreement be submitted to a vote of their stockholders.

     NOW THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Pamrapo New Jersey and Pamrapo Delaware, subject to the terms and conditions hereinafter set forth, hereby agree as follows:


                                       I

                                    MERGER

     1.1  Merger.  In accordance with the provisions of this Agreement, the
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Delaware General Corporation Law (the "DGCL") and the New Jersey Business
Corporation Act (the "NJBCA "), Pamrapo Delaware shall be merged with and into Pamrapo New Jersey (the "Merger"). Pamrapo New Jersey shall be and is hereinafter sometimes referred to as the "Surviving Corporation." Pamrapo New Jersey and Pamrapo Delaware are sometimes hereinafter referred to as the "Constituent Corporations."

     1.2  Filing and Effectiveness.  The Merger shall become effective (the
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"Effective Date") when the following actions shall have been completed:

              (a) The Agreement and the Merger shall have been adopted and approved by the stockholders of each Constituent Corporation in accordance with the requirements of the DGCL and the NJBCA;

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              (b)  An executed counterpart of the Agreement and/or any other certificates required by the NJBCA, shall have been filed with the Secretary of State of the State of New Jersey in accordance with the applicable laws of such State;

              (c) A Certificate of Merger, in the form required by the DGCL, shall have been filed with the Secretary of State of the State of Delaware in accordance with the applicable laws of such State; and

              (d) All filings and/or applications have been made with applicable regulatory agencies and entities and the Constituent Corporations shall have received all necessary approvals and satisfied all applicable waiting periods required by such regulatory entities.

     1.3  Certificate of Incorporation; Change of Name.  The Certificate of
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Incorporation of Pamrapo New Jersey as in effect on the Effective Date of the
Merger shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation.

     1.4  Bylaws.  The Bylaws of Pamrapo New Jersey as in effect on the
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Effective Date shall continue in full force and effect as the Bylaws of the
Surviving Corporation.

     1.5  Directors and Officers.  The directors and officers of Pamrapo New
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Jersey in office immediately prior to the Effective Date shall continue in office as the directors and officers of the Surviving Corporation until their successors shall have been elected and shall qualify or until otherwise provided by law, the Certificate of Incorporation of the Surviving Corporation and the Bylaws of the Surviving Corporation.

     1.6  Effect of Merger.  Upon the Effective Date, the separate existence
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of Pamrapo Delaware shall cease and Pamrapo New Jersey, as the Surviving
Corporation (i) shall continue to possess all of its rights and property as constituted immediately prior to the Effective Date and shall succeed, without other transfer, to all of the rights and property of Pamrapo Delaware, and (ii) shall continue to be subject to all of its debts and liabilities as constituted immediately prior to the Effective Date and shall succeed, without other transfer, to all of the debts and liabilities of Pamrapo Delaware in the same manner as if Pamrapo New Jersey had itself incurred them, pursuant to the DGCL and NJBCA.


                                      II

                         MANNER OF CONVERSION OF STOCK

     2.1  Pamrapo Delaware Capital Stock.  The Shares of Common Stock of
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Pamrapo Delaware issued and outstanding on the Effective Date shall, by virtue of the Merger and without any action on the part of either the holders of such shares or the Surviving Corporation, be converted into fully paid and nonassessable shares of Common Stock, par value $.01 per share, of the Surviving Corporation on the basis of one share of Common Stock of the Surviving Corporation for each one share of Common Stock of Pamrapo Delaware.

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     2.2    Pamrapo New Jersey Capital Stock.  Any then outstanding shares of
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Common Stock of Pamrapo New Jersey which are owned by Pamrapo Delaware immediately prior to the Merger shall be cancelled at the Effective Date.


                                      III

                                 MISCELLANEOUS

     3.1    Abandonment.  At any time before the Effective Date, the Agreement
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may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either Pamrapo Delaware or Pamrapo New Jersey, or both, notwithstanding approval of the Agreement by the shareholders of Pamrapo Delaware or Pamrapo New Jersey, or both.

     3.2    Registered Office.  The registered office of the Surviving
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Corporation in the State of New Jersey is located at 611 Avenue C, Bayonne, New
Jersey 07002. The registered agent of the Surviving Corporation at such address is Pamrapo Bancorp, Inc.

     3.3    Agreement.  Executed copies of the Agreement will be on file at the
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principal place of business of the Surviving Corporation at 611 Avenue C,
Bayonne, New Jersey 07002, and copies thereof will be furnished to any stockholder of each Constituent Corporation upon request and without cost.

     3.4    Governing Law.  The Agreement shall in all respects be construed,
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interpreted and enforced in accordance with and governed by the laws of the
State of New Jersey, and, so far as applicable, the merger provisions of the DGCL.

     3.5    Counterparts.  In order to facilitate the filing and recording of
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the Agreement, it may be executed in any number of counterparts, each of which shall be deemed to be an original.

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     IN WITNESS WHEREOF, this Agreement, having first been approved by the
Boards of Directors of Pamrapo New Jersey and Pamrapo Delaware, is hereby executed on behalf of each of such corporations by their respective officers thereunto duly authorized.


                                    PAMRAPO BANCORP, INC.
                                    a Delaware corporation


                                    _____________________________
                                    William J. Campbell
                                    President and Chief Executive Officer


ATTEST:


_______________________
Margaret Russo
Secretary


                                    PAMRAPO BANCORP, INC.
                                    a New Jersey corporation


                                    _____________________________
                                    William J. Campbell
                                    President and Chief Executive Officer


ATTEST:


_______________________
Margaret Russo
Secretary

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